UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2017

ONCOMED PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35993	38-3572512
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

800 Chesapeake Drive

Redwood City, California 94063

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 995-8200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.02. Termination of a Material Definitive Agreement.

On July 7, 2017, OncoMed Pharmaceuticals, Inc. (the “Company”) received a letter, dated June 30, 2017 (the “Termination Letter”), from GlaxoSmithKline LLC (“GSK”) indicating that GSK was terminating the Research and Development Collaboration, Option, and License Agreement by and between the Company and GSK (formerly known as SmithKline Beecham Corporation), dated December 7, 2007, as amended from time to time (the “Agreement”), in its entirety. Such termination will become effective on the date that is 120 days after the date of the Termination Letter. In the Termination Letter, GSK indicated that it was terminating the Agreement because it had decided not to exercise its option for tarextumab (anti-Notch2/3, OMP-59R5), which was the last remaining program under the Agreement. No early termination penalties will be incurred by the Company as a result of the termination of the Agreement. As of June 30, 2017, GSK beneficially owned 2,607,546 shares (approximately 6.93%) of the Company’s common stock.

A summary of the material terms of the Agreement was included in the Company’s Annual Report on Form 10-K filed on March 9, 2017, which is qualified in its entirety by reference to the full text of the Agreement (filed as Exhibit 10.1(A) to the Company’s Registration Statement on Form S-1/A filed on July 5, 2012 and incorporated herein by reference) and the amendments thereto (filed as Exhibit 10.1(B) to the Company’s Registration Statement on Form S-1/A filed on July 5, 2012 and Exhibit 10.1(C) to the Company’s Registration Statement on Form S-1/A filed on October 25, 2012, and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 10, 2017	ONCOMED PHARMACEUTICALS, INC.

	By:	/s/ Alicia J. Hager
Alicia J. Hager, J.D., Ph.D. Senior Vice President and General Counsel